                                                                     Exhibit 1.1

                                4,700,000 Shares


                                  VIATEL, INC.

                     COMMON STOCK (PAR VALUE $.01 PER SHARE)


                             UNDERWRITING AGREEMENT


                                 June    , 1999

                                                                 June    , 1999

Morgan Stanley & Co. Incorporated
Credit Suisse First Boston Corporation
Salomon Smith Barney Inc.
ING Baring Furman Selz LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Morgan Stanley & Co. International Limited
Credit Suisse First Boston (Europe) Limited
Salomon Brothers International Limited
ING Barings Limited, as agent for ING Bank N.V., London branch
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England


Dear Sirs and Mesdames:


            Viatel, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedules I and II hereto (the "Underwriters"), and certain stockholders of the Company (each, a "Selling Stockholder" and, collectively, the "Selling Stockholders") named in Schedule III hereto severally propose to sell to the several Underwriters, an aggregate of 4,700,000 shares of the Company's common stock, par value $.01 per share (the "Firm Shares"), of which 4,000,000 shares are to be issued and sold by the Company and 700,000 shares are to be sold by the Selling Stockholders, each Selling Stockholder selling the amount set forth opposite such Selling Stockholder's name in Schedule III hereto.

            It is understood that, subject to the conditions hereinafter stated, 3,760,000 Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule I hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and 940,000 Firm Shares (the "International Shares") will be sold to the several International

Underwriters named in Schedule II hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and ING Baring Furman Selz LLC shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, Credit Suisse First Boston (Europe) Limited, Salomon Brothers International Limited and ING Barings Limited, as agent for ING Bank N.V., London branch, shall act as representatives (the "International Representatives") of the several International Underwriters.

            The Company and Martin Varsavsky, a Selling Stockholder, also propose to issue and sell, jointly and severally, to the several U.S. Underwriters not more than an additional 705,000 shares of the Company's common stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall determine to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the "Common Stock." The Company and the Selling Stockholders are hereinafter collectively referred to as the "Sellers."

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (333-78855) relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462(b) Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

            1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

            (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

            (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph 1(b) do not apply to statements in or omissions from the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter either directly or through you expressly for use therein.

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries (as defined below), taken as a whole.

            (d) Each subsidiary of the Company is listed on Exhibit B hereto (each a "Subsidiary" and, collectively, the "Subsidiaries"). If applicable to such country, each of the Subsidiaries operating in such country has been duly incorporated or otherwise organized, is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, with full corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests, as the case may be, of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and non-assessable and are owned, either directly or by the Company, free and clear of all liens, encumbrances, equities or claims, other than those indicated in the Prospectus.

            (e) This Agreement has been duly authorized, executed and delivered by the Company. The Irrevocable Power of Attorney and Custody Agreement, dated the date hereof, between the Selling Stockholders (other than Martin Varsavsky) and the Company, as custodian (the "Power of Attorney and Custody Agreement"; and together with this Agreement, the "Transaction Documents"), appointing certain individuals as such Selling Stockholders' attorneys-in-fact to the extent set forth therein and relating to the deposit of the Shares to be sold by such Selling Stockholders and the transactions contemplated hereby and by the Registration Statement and the Prospectus, have been duly authorized, executed and delivered by the Company, and will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and subject to general equitable principles (whether considered in a proceeding in equity or at law).

            (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

            (g) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

            (h) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

            (i) The execution and delivery by the Company of, and the performance by the Company of its obligations under the Transaction Documents will not contravene (i) any provision of applicable law, (ii) the certificate of incorporation or by-laws of the

      Company, as amended to date, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its Subsidiaries, except with respect to clauses (i) and (iii) to the extent that any contravention would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, (y) such as may be required by federal and state securities laws with respect to the Company's obligations under any of the Transaction Documents, and (z) for any consents, approvals, authorizations, orders or qualifications, the failure to obtain which would not have a Material Adverse Effect on the ability of the Company to perform its obligations under the Transaction Documents.

            (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole (a "Material Adverse Effect"), from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Furthermore, (i) other than the transactions contemplated hereby, the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its consolidated Subsidiaries, taken as a whole, except in each case as described in the Prospectus.

            (k) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its Subsidiaries is or may be a party, or to which any of the properties of the Company or any of its Subsidiaries is or may be subject that are required to be described in the Registration Statement or the Prospectus and are not so described, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, except to the extent that such proceeding, statute, regulation, contract or other document is not reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under any of the Transaction Documents or to consummate the transactions contemplated by the Registration Statement or the Prospectus.

            (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

            (m) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

            (n) The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (o) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (p) Except as described in the Prospectus, the Company and its Subsidiaries (i) have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental, administrative or regulatory authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their properties and assets and to conduct their business in the manner described in the Prospectus, except to the extent that the failure to obtain such consents, authorizations, approvals, orders, certificates or permits or make such declarations or filings would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and (ii) have not received any notice of proceedings relating to the violation, revocation or modification of any such license, consent, authorization, approval, order, certificate or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (q) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except (i) such as are reflected in the Company's financial statements or are described in the Prospectus; (ii) such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; or (iii) such as do not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, binding and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in or contemplated by the Prospectus.

            (r) The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and, except as set forth in the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably likely to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (s) No material labor dispute with the employees of the Company or any of its Subsidiaries exists, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that might reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

            (t) (i) The Company and its Subsidiaries are insured against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the businesses in which they are engaged;
      (ii) neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and (iii) neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus.

            (u) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (v) The Company has reviewed its operations and that of its Subsidiaries to evaluate the extent to which the business or operations of the Company or any of its Subsidiaries will be affected by the Year 2000 Problem (that is, any significant risk that computer hardware or software applications used by the Company and its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, (i) the Company has no reason to believe, and does not believe, that (A) there are any issues related to the Company's preparedness to address the Year 2000 Problem that are of a character required to be described or referred to in the Registration Statement or Prospectus which have not been accurately described in the Registration Statement or Prospectus and (B) with respect to the systems of the Company and its Subsidiaries, the Year 2000 Problem will have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, or result in any material loss or interference with the business or operations of the Company and its Subsidiaries, taken as a whole; and (ii) the Company reasonably believes, after due inquiry, that the suppliers, vendors, customers or other material third parties used or served by the Company and such Subsidiaries are addressing or will address the Year 2000 Problem in a timely manner, except to the extent that a failure to address the Year 2000 Problem by any supplier, vendor, customer or material third party would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

            (w) Except as described in the Registration Statement and Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

            2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

            (a)This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder.

            (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder will not contravene (i) any provision of applicable law, (ii) any agreement or other instrument binding upon such Selling Stockholder, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

            (c) Such Selling Stockholder has, and on the Closing Date (defined below) will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

            (d)The Power of Attorney and Custody Agreement of such Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

            (e) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances.

            (f) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) to the knowledge of the respective Selling Stockholder, the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the representations and warranties set forth in this paragraph 2(f) apply only to statements in or omissions from the Registration Statement or the Prospectus based upon information relating to any such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein.

            In addition to the foregoing provisions of this Section 2, Martin Varsavsky represents and warrants to and agrees with each of the Underwriters that Schedule I to the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, acting as counsel to Martin Varsavsky, dated the Closing Date, will, on such date be a true and complete list of all material agreements or other instrument binding upon Martin Varsavsky.

            3. AGREEMENTS TO SELL AND PURCHASE. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally
and not jointly, to purchase from such Seller at $       a share (the
"Purchase Price") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedules I and II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

            On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company and Martin Varsavsky agree, jointly and severally, to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to 705,000 Additional Shares at the Purchase Price. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify Martin Varsavsky and the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule I hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

            The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 120 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing or (C) transactions by any person other than the Company relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares.

            4. TERMS OF PUBLIC OFFERING. The Sellers are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at
U.S.$         a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of
U.S.$         a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of
U.S.$         a share, to any Underwriter or to certain other dealers.

            5. PAYMENT AND DELIVERY. Payment for the Firm Shares to be sold by each Seller shall be made, (i) if to the Company, to the account of the Company, and (ii) if to a Selling Stockholder, to the relevant custodian of such Selling Stockholder, in accordance with the provisions of the applicable Power of Attorney and Custody Agreement, in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m.,
New York City time, on June   , 1999, or at such other time on the same or
such other date, not later than July   , 1999, as shall be designated in
writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date."

            Payment for any Additional Shares shall be made, (i) if to the Company, to the account of the Company, and/or (ii) if to Martin Varsavsky, to the custodian of Martin Varsavsky, in accordance with the provisions of the applicable Power of Attorney and Custody Agreement, in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at a closing to be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York, at 10:00 a.m., New York City time, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date,
in any event not later than August   , 1999, as shall be designated in writing
by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

            Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

            6. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become
effective not later than 5:00 p.m. on June   , 1999 (New York City time) on
the date hereof.

            The several obligations of the Underwriters are subject to the following further conditions:

            (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded to any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 6(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

            The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

            (c) The Underwriters shall have received on the Closing Date an opinion of Kelley Drye & Warren LLP, outside counsel to the Company, dated the Closing Date, to the effect set forth in Exhibit C.

            (d) The Underwriters shall have received on the Closing Date the opinions of Paul, Weiss, Rifkind, Wharton & Garrison, dated the Closing Date, to the effect set forth in Exhibit E, and Kelley Drye & Warren LLP, dated the Closing Date, to the effect set forth in Exhibit D, in their respective capacities as counsels for the several Selling Stockholders.

            With respect to Section 6(d) above, Kelley Drye & Warren LLP and Paul, Weiss, Rifkind, Wharton & Garrison, in their respective capacities as counsels for the several Selling Stockholders, may rely upon an opinion or opinions of counsel for any Selling Stockholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each Selling Stockholder contained herein and in the Power of Attorney and Custody Agreement of such Selling Stockholder and in other documents and instruments; PROVIDED that (A) each such counsel for the Selling Stockholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such Power of Attorney and Custody Agreements and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Kelley Drye & Warren LLP and Paul, Weiss, Rifkind, Wharton & Garrison, if applicable, shall state in their opinion that they are justified in relying on each such other opinion.

            The opinions of Kelley Drye & Warren LLP, as outside counsel to the Company, and Paul, Weiss, Rifkind, Wharton & Garrison and Kelley Drye & Warren LLP, in their respective capacities as counsel for Martin Varsavsky and the other Selling Stockholders, respectively, described in Sections 6(c) and 6(d) above (and any opinions of counsel for any Selling Stockholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Stockholders, as the case may be, and shall so state therein.

            (e) The Underwriters shall have received on the Closing Date opinions of foreign local counsel in Germany, Switzerland, Italy, France, Belgium, Spain, The Netherlands and the United Kingdom dated the Closing Date, to the effect set forth in Exhibit F or as to such other form as agreed to by the Underwriters. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (f) The Underwriters shall have received on the Closing Date an opinion of Morrison & Forester, LLP, special U.S. communications counsel to the Company, together with an opinion of Nebraska counsel, each dated the Closing Date, substantially to the effect set forth in Exhibit G. Such opinions shall be rendered to the Underwriters at the request of the Company and shall so state therein.

            (g) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

            (h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; PROVIDED that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

            (i) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the Selling Stockholders (other than Martin Varsavsky), executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

            (j) The "lock-up" agreement between Martin Varsavsky and the Company, dated June 4, 1999, shall be in full force and effect on the Closing Date and shall not have been amended, supplemented or modified without the consent of Morgan Stanley & Co. Incorporated.

            (k) The Shares shall have been approved for quotation on the Nasdaq National Market, subject only to official notice of issuance.

            (l) The representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct as of the Closing Date and each Selling Stockholder shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall have received on the Closing Date certificates dated the Closing Date and signed by the Selling Stockholders or by their attorneys-in-fact to the effect set forth above.

            (m) The Underwriters shall have received on the Closing Date, a certificate of an executive officer of the Company that provides that there are no material misstatements or omissions with respect to the "Management" and "Certain Transactions" sections of the Prospectus, in form and substance satisfactory to Morgan Stanley & Co.
      Incorporated.

            (n) You shall have received such other documents and certificates as are reasonably requested by you or your counsel.

            The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares and other matters related to the issuance of the Additional Shares.

            7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

            (a) To furnish to you, without charge, 9 signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you, without charge, in New York City, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in
      Section 7(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

            (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

            (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

            (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request; PROVIDED that in no event shall the Company be obligated to qualify to do business in any jurisdiction in which it is not now so qualified or to take any action which would subject it to taxation in any jurisdiction in which it is not now so subject or to service or process in suits, other than those arising out of the offering or sale of the Shares in any jurisdiction in which it is not now so subject.

            (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending June 30, 2000 that satisfies the provisions of
      Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

            (f) Not to amend, supplement or modify the "lock-up" agreement between Martin Varsavsky and the Company, dated June 4, 1999, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, which consent may be granted or withheld at the sole discretion of Morgan Stanley & Co. Incorporated on behalf of the Underwriters.

            8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of its obligations and the obligations of the Selling Stockholders under this Agreement including: (i) the preparation of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (iii) the qualification of the Shares under securities or Blue Sky laws in accordance with the provisions of Section 7(d), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or legal investment memoranda,
(iv) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and the Prospectus and any amendments or supplements thereto, (vi) all document production charges and expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement,
(vii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (viii) all costs and expenses incident to listing the Shares on the Nasdaq National Market and the London Stock Exchange, (ix) the cost of printing certificates representing the Shares, (x) the costs and charges of any transfer agent, registrar or depositary, (xi) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering, whether by traditional or electronic means, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show with the prior approval of the Company, and (xii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. Each Selling Stockholder agrees to pay or cause to be paid (i) all taxes, if any, on the transfer and sale, if any, of the Shares and (ii) all underwriting discounts and commissions relating to their Shares. In addition, the Company shall not be liable for the fees, disbursements and expenses of the counsel to Martin Varsavsky. It is understood, however, that except as provided in this Section,
Section 9 entitled "Indemnity and Contribution," and the last paragraph of
Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

            9. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, each Selling Stockholder and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter either directly or through you expressly for use therein; PROVIDED, FURTHER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person, (i) if such Underwriter shall have received its copy of the Prospectus with reasonable time for delivery of the Prospectus to such person, (ii) if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares sold by the Company to such person, and (iii) if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

      (b) Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Underwriter or the Company, as the case may be, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto; PROVIDED, HOWEVER, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendment or supplement thereto) was not sent or given by or on behalf of such Underwriter to such person, (i) if such Underwriter shall have received its copy of the Prospectus with reasonable time for delivery of the Prospectus to such person, (ii) if required by law to have been so delivered, at or prior to the written confirmation of the sale of the Shares sold by the Company to such person, and
(iii) if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities. In addition, each Selling Stockholder shall not be liable under this paragraph 9(b) for any amount which exceeds the aggregate proceeds received by such Selling Stockholder in connection with the offering of the Shares.

      (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the

Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter either directly or through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

      (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a), 9(b) or 9(c), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party, and any others the indemnifying party may designate in such proceeding, and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by

Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

      (e) To the extent the indemnification provided for in Section 9(a), 9(b) or 9(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

      (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) no Selling Stockholder shall be required to contribute an amount in excess of the amount by which net proceeds of the offering received by the Selling Stockholder exceeds the amount of any damages that such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

      (g) The indemnity and contribution provisions contained in this Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

            10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the

Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse, and (b) in the case of any of the events specified in clauses 10(a)(i) through 10(a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

            11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

            If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I or Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

            If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, such Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

            12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

            13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

            14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

            15. CONSENT. To the extent that the transactions contemplated by this Agreement contravene any provision of any prior "lock-up" agreement entered into between any Selling Stockholder and the Company which is in full force and effect as of the date hereof (each, an "Existing Lock-Up Agreement"), the Company hereby consents to all such transaction or transactions by the Selling Stockholder who is a party to such Existing Lock-Up Agreement.

              [The rest of this page is intentionally left blank.]

                                    Very truly yours,

                                    VIATEL, INC.


                                    By:_______________________
                                    Name:
                                    Title:


                                    The Selling Stockholders named in Schedule
                                    III hereto, acting severally:


                                    By:_______________________
                                       Attorney-in-Fact


                                    By:_______________________
                                       Attorney-in-Fact
                                       for Martin Varsavksy

Accepted as of the date hereof

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
ING BARING FURMAN SELZ LLC

Acting severally on behalf of themselves and the several U.S. Underwriters named in Schedule I hereto.

By: Morgan Stanley & Co. Incorporated


By:___________________________
Name:
Title:


MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
ING BARINGS LIMITED, as agent for ING Bank N.V., London branch

Acting severally on behalf of themselves and the several International Underwriters named in Schedule II hereto.

By: Morgan Stanley & Co. International Limited


By:____________________________
Name:
Title:

                                   SCHEDULE I
                                U.S. UNDERWRITERS

--------------------------------------------------------------------------------


                                                 Number of Firm Shares
              Underwriter                           To Be Purchased
              -----------                        ---------------------

Morgan Stanley & Co. Incorporated.............

Credit Suisse First Boston Corporation

Salomon Smith Barney Inc.

ING Baring Furman Selz LLC

 Total U.S. Firm Shares.......................

                                   SCHEDULE II
                           INTERNATIONAL UNDERWRITERS

--------------------------------------------------------------------------------

                                                 Number of Firm Shares
              Underwriter                           To Be Purchased
              -----------                        ---------------------

Morgan Stanley & Co. International Limited

Credit Suisse First Boston (Europe) Limited

Salomon Brothers International Limited

ING Barings Limited
 as agent for ING Bank N.V., London branch

Total International Firm Shares......................

                                  SCHEDULE III
                              SELLING STOCKHOLDERS

--------------------------------------------------------------------------------

                                                 Number of Firm Shares
          Selling Stockholder                          To Be Sold
          -------------------                    ---------------------

Michael J. Mahoney                                        70,000

Allan L. Shaw                                              5,000

Lawrence G. Malone                                        10,000

Sheldon M. Goldman                                        10,000

Francis J. Mount                                          17,000

Martin Varsavsky                                         588,000

                                                        --------

 TOTAL                                                   700,000

                                                        ========

                                                                       EXHIBIT A

                          [FORM OF LOCK-UP AGREEMENT]

                                                                  June ___, 1999

MORGAN STANLEY & CO. INCORPORATED
CREDIT SUISSE FIRST BOSTON CORPORATION
SALOMON SMITH BARNEY INC.
ING BARING FURMAN SELZ LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY  10036

MORGAN STANLEY & CO. INTERNATIONAL LIMITED
CREDIT SUISSE FIRST BOSTON (EUROPE) LIMITED
SALOMON BROTHERS INTERNATIONAL LIMITED
ING BARINGS LIMITED, as agent for ING Bank N.V., London branch
c/o Morgan Stanley & Co. International Limited
25 Cabot Square
Canary Wharf
London E14 4QA
England

Dear Sirs and Mesdames:

            The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") and Morgan Stanley & Co. International Limited ("MSIL") propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Viatel, Inc., a Delaware corporation (the "Company"), and certain selling stockholders named therein (the "Selling Stockholders") providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley and MSIL (the "Underwriters"), of 4,700,000 shares (5,405,000 shares if the Underwriters' over-allotment option is exercised in full) of common stock, par value $.01 per share, of the Company (the "Common Stock").

            To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, he will not, during the period commencing on the date hereof and ending 120 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of any Shares to the Underwriters pursuant to the Underwriting Agreement, or (b) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 120 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

            Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Stockholders and the Underwriters.


                                                Very truly yours,


                                                _____________________
                                                (Name)

                                                _____________________
                                                (Address)

                                                                       EXHIBIT B

                          SUBSIDIARIES OF VIATEL, INC.

Name of Subsidiary              Jurisdiction of Incorporation or Organization
------------------              ---------------------------------------------
Viatel U.K. Limited                       England and Wales
Viatel Belgium Limited                    England and Wales
Viatel Spain Limited                      England and Wales
Viatel (I) Limited                        England and Wales
Viatel UK Holdings Ltd.
   (formerly, Viatel Staines Limited)     England and Wales
Viatel Global Communications S.p.A.
    (formerly Viaphone S.R.L.)            Italy
Viatel S.R.L.                             Italy
Viatel Operations, S.A.                   France
Viatel S.A.                               France
VPN S.A.R.L.                              France
Viafon Dat Iberica, S.A.                  Spain
Viatel Global Communications Espana S.A.  Spain
Viatel Belgium NV/SA                      Belgium
Viaphone NV/SA                            Belgium
Viatel GmbH                               Germany
Viaphone GmbH                             Germany
Viatel AG                                 Switzerland
Viaphone AG                               Switzerland
Viatel Global Communications B.V.         Netherlands
Viafoperations Communications B.V.        Netherlands
Viacol Ltda.                              Colombia
Viatel Colombia Management, Inc.          Delaware
Viatel Colombia Holdings, Inc.            Delaware
Viatel Sales U.S.A., Inc.                 Delaware
YYC Communications, Inc.                  Delaware
Viatel Nebraska, Inc.                     Delaware
Viatel Sweden, Inc.                       Delaware
Viatel Finland, Inc.                      Delaware
Viatel Argentina Holdings, Inc.           Delaware
Viatel Argentina Management, Inc.         Delaware
Viatel Brazil Management, Inc.            Delaware
Viatel Brazil Holdings, Inc.              Delaware
Viatel Development Company                Delaware
Viatel Circe Cable System, Limited        Delaware
Viatel Finance Company L.L.C.             Delaware
Viatel Global Communications, Ltd.        Delaware
Viatel New Jersey, Inc.                   Delaware

                                                                       EXHIBIT C

                               FORM OF OPINION FOR
                            KELLEY DRYE & WARREN LLP

            Pursuant to Section 6(c) of the Underwriting Agreement, Kelley Drye & Warren LLP shall deliver an opinion to the effect that:

      (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and corporate authority to own its properties and to conduct its business as described in the Prospectus and is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect (as defined below) on the Company and its Subsidiaries (as defined below), taken as a whole.

      (ii) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

      (iii) The shares of Common Stock (including the Shares to be sold by the Selling Stockholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

      (iv) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

      (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

      (vi) The Power of Attorney and Custody Agreement between the Company and the Selling Stockholders (other than Martin Varsavsky) has been duly authorized, executed and delivered by the Company, and will constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

      (vii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents will not contravene (i) the DGCL or any U.S. federal or New York State law, statute, ordinance, rule, regulation, judgment, order or decree applicable to the Company or any of its assets or properties, whether owned or leased, (ii) the certificate of incorporation or by-laws of the Company, as amended to date, (iii) any agreement or other instrument binding upon the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Subsidiary, except, in the case of clauses (i), (iii) and
      (iv), for such contraventions which would not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole and, except
      (x) as may be required under applicable state securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares, no consent, approval, authorization or order of, or qualification with, any U.S. federal or New York or Delaware state governmental body or agency is required for the performance by the Company of its obligations under the Transaction Documents.

      (viii) The statements (A) in the Prospectus under the captions "Business -- Legal Proceedings," "Description of Capital Stock" and "Underwriters" and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, constitute accurate summaries of the matters described therein in all material respects.

      (ix) To the best knowledge of such counsel, there is no legal or governmental proceeding, now pending or threatened, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries is or may be subject that is required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, or which could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, or on the ability of the Company to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Prospectus.

      (x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

      (xi) The statements in the Prospectus under the caption "Certain United States Federal Tax Consequences for Non-U.S. Investors," insofar as such statements constitute summaries of certain U.S. federal income tax laws and regulations, constitute accurate summaries of the matters described therein in all material respects.

      (xii) Such counsel (A) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is delivered contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT D

                               FORM OF OPINION FOR
                            KELLEY DRYE & WARREN LLP
                   AS COUNSEL FOR CERTAIN SELLING STOCKHOLDERS

            Pursuant to Section 6(d) of the Underwriting Agreement, Kelley Drye & Warren LLP, in its capacity as counsel for certain Selling Stockholders, shall deliver an opinion to the effect that:

      (i) The Underwriting Agreement has been duly executed and delivered by or on behalf of each of the Selling Stockholders.

      (ii) The Power of Attorney and Custody Agreement between the Company and the Selling Stockholders (other than Martin Varsavsky) (together with the Underwriting Agreement, collectively, the "Transaction Documents") has been duly executed and delivered by such Selling Stockholders and is a valid and binding agreement of such Selling Stockholders enforceable in accordance with its terms.

      (iii) The execution and delivery by such Selling Stockholder the Transaction Documents applicable to such Selling Stockholder, and the performance by such Selling Stockholder of its obligations under the Transaction Documents applicable to such Selling Stockholder, will not contravene (A) the DGCL or any U.S. federal or New York State law, statute, ordinance, rule, regulation, judgment, order or decree applicable to such Selling Stockholder or any of its assets or properties, whether owned or leased, (B) to the best of such counsel's knowledge, any material agreement or other instrument binding upon the such Selling Stockholder, or (C) any judgment, order or decree of any federal or New York governmental body, agency or court having jurisdiction over such Selling Stockholder and no consent, approval, authorization or order of, or qualification with, any federal or New York governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

      (iv) Each of the Selling Stockholders has valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into the Transaction Documents, and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

      (v) Delivery of the Shares to be sold by each Selling Stockholder pursuant to the Underwriting Agreement will pass title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances, assuming that each Underwriter purchases the Shares in good faith without notice of any adverse claim.

      (vi) With respect to statements or omissions from the Registration Statement and the Prospectus based upon information relating to any Selling Stockholder furnished to the Company by such Selling Stockholder, such counsel (A) is of the opinion that the Registration Statement and the Prospectus (except for financial statements and schedules and other financial data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Securities and Exchange Commission thereunder, (B) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) has no reason to believe that (except for financial statements and schedules and other financial data as to which such counsel need not express any belief) the Prospectus when issued contained or as of the date such opinion is delivered contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       EXHIBIT E

                                 FORM OF OPINION
                                       FOR
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON

            Pursuant to Section 6(d) of the Underwriting Agreement, Paul, Weiss, Rifkind, Wharton & Garrison, as counsel to Martin Varsavsky, a Selling Stockholder (the "Selling Stockholder"), shall deliver an opinion to the effect that:

      (i) The Underwriting Agreement and the Power of Attorney and Custody Agreement entered into by the Selling Stockholder (collectively, the "Transaction Documents") have been duly executed and delivered by or on behalf of the Selling Stockholder.

      (ii) The execution and delivery by such Selling Stockholder of the Transaction Documents applicable to such Selling Stockholder, and the performance by such Selling Stockholder of its obligations under the Transaction Documents, will not violate (A) the DGCL or any U.S. federal or New York State law, statute, ordinance, rule or regulation thereunder which, in the experience of such counsel, are normally applicable to the transactions contemplated by the Transaction Documents (the "Applicable Law"), or any judgment, order or decree of any governmental body, agency or court known to such counsel to be applicable to the Selling Stockholder or any of his assets or properties or (B) any material agreement or other instrument binding upon the such Selling Stockholder which has been identified to such counsel as such by such and is listed on Schedule I to the opinion1, and no consent, approval, authorization or order of, or qualification with, any federal or New York governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder, except (x) such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and (y) such as may be required by federal and state securities laws with respect to the such Selling Stockholder's obligations under the this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder.

      (iii) The Power of Attorney and Custody Agreement of each Selling Stockholder has been duly executed and delivered by such Selling Stockholder and is a valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms.

      (iv) Upon delivery of the Shares to be sold by the Selling Stockholder and payment of the purchase price for such Shares pursuant to the Underwriting Agreement, the Underwriters will acquire good and valid title to such Shares free and clear of any security interests, claims, liens, equities and other encumbrances (collectively, the "Liens"), except for any Liens created by them.

      (v) Solely with respect to statements or omissions from the Registration Statement and the Prospectus based upon information relating to any Selling Stockholder furnished to the Company by such Selling Stockholder, although we have not independently verified the accuracy or completeness of, or otherwise verified the statements made in the Registration Statement and the Prospectus (other than as expressly provided above), nothing has come to our attention that has led us to believe that the Registration Statement and the Prospectus (A) except for financial statements and schedules and other financial data as to which such counsel need not express any belief, failed to comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (B) except for financial statements and schedules and other financial data as to which such counsel need not express any belief, the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (C) except for financial statements and schedules and other financial data as to which such counsel need not express any belief, the Prospectus when issued contained, or as of the date such opinion is delivered contains, any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In connection with the opinion in paragraphs (i) and (iii) above, counsel to the Selling Stockholder may assume that the Power of Attorney and Custody Agreement have been duly executed and delivered under the laws of Spain.

            In connection with the opinion in paragraph (iv) above, counsel to the Selling Stockholder may assume that the Underwriters have no knowledge or notice of any "adverse claim" to the Shares within the meaning of the Uniform Commercial Code as in effect in the State of New York.

                                                                       EXHIBIT F

                      FORM OF FOREIGN LOCAL COUNSEL OPINION

      (A) (the "Company") has been duly incorporated, is validly existing as a company under the laws of [Name of Country], has the corporate power and authority to own its property and to conduct its business as described
in the Prospectus of Viatel, Inc. dated June       , 1999 (the "Prospectus") and
is duly qualified to transact business in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification (except to the extent that the failure to be so qualified would not in our view have a material adverse effect on the Company and its subsidiaries taken as a whole).

      (B) The Company has no subsidiaries.

      (C) The Company has all materially necessary certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and has made all declarations and filings with all relevant governmental authorities, all self-regulatory organizations and all relevant courts and tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, and, to the best of our knowledge, after due inquiry has not received any notice of proceedings relating to revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, nor is the Company in violation of, or in default under, any federal, state, local, national or regional law, regulation, rule, decree, order or judgment applicable to the Company, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, except as described herein or in the Prospectus.

      (D) The statements in the Prospectus under the caption "Business --
Government Regulation --          " are accurate in all material respects and
fairly summarize all matters referred to therein.

      (E) There are no restrictions (legal, contractual or otherwise) on the ability of the Company to declare and pay any dividend or make any payment or transfer of property or assets to its stockholders other than those described in the Prospectus and such restrictions as would not have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and such descriptions, if any, fairly summarize such restrictions.

                                                                       EXHIBIT G

                    FORM OF U.S. REGULATORY COUNSEL OPINION

      Pursuant to Section 6(f) of the Underwriting Agreement, Morrison & Foerster LLP, U.S. communications counsel for the Company, shall furnish an opinion to the effect that:

      (A) (1) the execution and delivery of the Underwriting Agreement by the Company and the consummation of the transactions contemplated thereby do not violate (i) the Federal Communications Act of 1934, as amended, the Telecommunications Act of 1996, or any rules or regulations of the Federal Communications Commission ("FCC") applicable to the Company (collectively, the "Communications Act"), (ii) any state telecommunications law, rules or regulations ("State Law") applicable to the Company, and (iii) to the best of such counsel's knowledge, any decree from any court, and (2) no consent, approval, authorization or order of or filing with the FCC or any state authority overseeing telecommunications matters ("State Authority"), is necessary for the execution and delivery of the Underwriting Agreement by the Company and except to the extent that the failure to obtain such consents, approvals, authorizations or orders or to make filings with, the FCC or any State Authority would not, individually or in the aggregate, have a material adverse effect on the prospects, condition (financial or otherwise) or in the earnings, business or operations of the Company and the subsidiaries listed in Exhibit B to the Underwriting Agreement (the "Subsidiaries") taken as a whole;

      (B) except as indicated in this paragraph B, to the best of our knowledge,
   (1) the Company and its Subsidiaries have made all reports and filings, and paid all fees, required by the FCC and the State Authorities, and have all certificates, orders, permits, licenses, authorizations, consents and approvals of and from, and have made all filings and registrations, with the FCC and the State Authorities necessary to own, lease, license and use its properties and assets and to conduct its respective business in the manner described in the Prospectus, except for those filings, fees, and approvals the failure to obtain or file of which would not have material adverse effect on the financial condition, or on the earnings, business, or operations of the Company and its Subsidiaries, taken as a whole; (2) has not received any notice of proceedings relating to the violation, revocation or modification of any such certificates, orders, permits, licenses, authorizations, consents or approvals, or the qualification or rejection of any such filing or registration, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company, taken as a whole; and (3) neither the Company nor its Subsidiaries is in violation of, or in default under, the Communications Act or State Law, the effect of which, singly or in the aggregate, would have a material adverse effect on the prospects, condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole;

      (C) to the best of such counsel's knowledge after due inquiry (i) no adverse judgment, decree or order of the FCC or any State Authority has been issued against the Company or its Subsidiaries and (ii) no litigation, proceeding, inquiry or investigation has been commenced or threatened against the Company or its Subsidiaries before or by the FCC or any State Authority which, if decided adversely to the interests of the Company or its Subsidiaries would have a material adverse effect on the Company and its Subsidiaries, taken as a whole; and

      (D) the statements in the Prospectus under the captions "Risk Factors -- We Are Subject to Substantial Government Regulation Which May Affect Our Ability to Offer Certain Services and Which May Be Changed in a Manner Adverse to Viatel" and "Business -- Government Regulation," insofar as such statements constitute a summary of the legal matters, documents or proceedings of the FCC and State Authorities with respect to telecommunications regulation referred to therein, fairly summarize the matters referred to therein.